                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               Teltronics, Inc.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                TELTRONICS, INC.
                         2150 WHITFIELD INDUSTRIAL WAY
                            SARASOTA, FLORIDA 34243


Dear Stockholders:


             It is my pleasure to invite you to attend the 1995 Annual Meeting of Stockholders to be held at the principal executive offices of the Company, 2150 Whitfield Industrial Way, Sarasota, Florida 34243 at 10:00 A.M. on August 8, 1995. The doors will open at 9:30 A.M.

             Your vote is important. To be sure your shares are voted at the Annual Meeting, even if you are unable to attend in person, please sign and return the enclosed proxy card(s) as promptly as possible. This will not prevent you from voting your shares in person if you do attend.

             The Annual Meeting of Stockholders will be held to consider and take action with regard to the election of three directors, the ratification of the selection of the Company's auditors, the ratification of the Company's 1995 Incentive Stock Option Plan and any other business that may properly come before the Annual Meeting.

             Complete details are included in the accompanying proxy statement.

                                          /s/ Ewen R. Cameron
                                          -------------------------------------
                                          Ewen R. Cameron
                                          President and Chief Executive Officer




Sarasota, Florida
July 12, 1995

                                TELTRONICS, INC.
                         2150 WHITFIELD INDUSTRIAL WAY
                            SARASOTA, FLORIDA 34243

                NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO THE
                        STOCKHOLDERS OF TELTRONICS, INC.


             NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Teltronics, Inc. will be held at the principal offices of the Company, 2150 Whitfield Industrial Way, Sarasota, Florida 34243 on August 8, 1995 at 10:00 a.m., to consider and take action with regard to the following:

             1. The election of three (3) directors of the Company to serve until the next Annual Meeting of the Stockholders and the election or appointment and qualification of their successors.

             2. The ratification of the selection of Millward and Company, independent certified public accountants, as auditors of the Company for the current fiscal year.

             3. The ratification of the Company's 1995 Incentive Stock Option Plan.

             4. The transaction of such other business as may properly come before the Annual Meeting or any adjournments thereof.

             FURTHER NOTICE IS HEREBY GIVEN that the stock transfer books of the Company will not be closed, but only stockholders of record at the close of business on July 11, 1995 will be entitled to notice of and to vote at the Annual Meeting.

             STOCKHOLDERS WHO WILL BE UNABLE TO ATTEND THE ANNUAL MEETING IN PERSON MAY ATTEND THE MEETING BY PROXY. SUCH STOCKHOLDERS ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE RETURN ENVELOPE ENCLOSED.

                                     By Order of the Board of Directors


                                     /s/ Paul D. Shrader
                                     --------------------------------
                                     Paul D. Shrader, Secretary

DATED:  July 12, 1995

                                TELTRONICS, INC.
                         2150 WHITFIELD INDUSTRIAL WAY
                            SARASOTA, FLORIDA 34243

                                                                   JULY 12, 1995

                              PROXY STATEMENT FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                                      1995


                 This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Teltronics, Inc. ("Company") of proxies for use at the Annual Meeting of Stockholders to be held at the principal executive offices of the Company at 2150 Whitfield Industrial Way, Sarasota, Florida 34243 on August 8, 1995 at 10:00 a.m., and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. In addition to solicitation by mail, solicitations may be made by personal interview, telephone, telegram or other electronic means by Directors, officers and other regular employees of the Company. The cost of this proxy solicitation will be borne by the Company. The Company will also reimburse persons holding stock for others in their names or those of their nominees for their reasonable expenses in sending proxy material to their principals and obtaining their proxies. The Company will use the services of American Securities Transfer, Inc., 938 Quail Street, Suite 101, Lakewood, Colorado 80215 to aid in solicitation of proxies at an anticipated fee of $830 plus reasonable expenses. It is contemplated that this Proxy Statement will be first sent to Stockholders on or about July 12, 1995.

                 If the enclosed proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the instructions contained therein. Any proxy given pursuant to this solicitation may be revoked by the stockholder at any time prior to its use, by the stockholder voting in person at the meeting, by submitting a proxy bearing a date subsequent to the date on the proxy to be revoked or by written notice to the Secretary of the Company.

                 The Board of Directors has fixed the close of business on July 11, 1995 as the record date for determining the holders of Common Stock entitled to notice of and to vote at the Annual Meeting. On July 11, 1995, the Company had outstanding and entitled to vote at the Annual Meeting a total of 2,550,168 shares of Common Stock. Each outstanding share of Common Stock is entitled to one vote on all matters to be brought before the Annual Meeting.

                 On June 23, 1995, the closing bid for the Company's $.001 par value common stock as reported on NASDAQ was $2-1/16.

                             ELECTION OF DIRECTORS

                 The Board of Directors is proposing the election of three Directors to hold office until the election and qualification of their successors at the next Annual Meeting of Stockholders. Unless the proxy directs otherwise, the persons named in the enclosed form of proxy will vote for the election of the three nominees named below. If any of the nominees should be unable to serve as a Director, or for good reason will not serve, the proxy will be voted in accordance with the best judgment of the person or persons acting under it. It is not anticipated that any of the nominees will be unable to serve. In the case of a vacancy, the Board of Directors may elect another Director as a replacement or may leave the vacancy unfilled. Decisions regarding the election of new Directors during the year normally are based upon considerations such as the size of the Board and the need to obtain fresh perspectives or to replace particular skills or experience of former Directors. The nominees for Directors, their ages, their principal occupations during at least the past five years, their positions and offices with the Company and, as applicable, the date each was first elected a Director of the Company or its predecessors are as follows:

                                                                             FIRST ELECTED
                                                                                DIRECTOR
                                                  POSITION WITH              OF THE COMPANY
NAME                            AGE               THE COMPANY                OR PREDECESSOR
- ----                            ---               -------------              --------------
Ewen R. Cameron                 42                President, Chief                 1994
                                                  Executive Officer
                                                  and Director

Norman R. Dobiesz               47                Vice President                   1991
                                                  Mergers and
                                                  Acquisitions and
                                                  Director

Carl S. Levine                  48                Director                         1988

         EWEN R. CAMERON has served as President and Chief Executive Officer since July, 1993 and a Director since June, 1994. Prior to that, Mr. Cameron served as Managing Director of SRH plc, a European telecommunications and computer maintenance company from 1989 to 1992. From January 1978 to December 1989 Mr. Cameron served as Managing Director of Systems Reliability Europe SA/NV, a wholly owned subsidiary of SRH plc based in Brussels, Belgium. Mr. Cameron has spent the last 21 years in the computer and telecommunications industry.

         CARL S. LEVINE has served as a Director of the Company since July 27, 1988. Mr. Levine is an attorney who has been engaged in private practice in New York, New York from 1977 to 1981, and in Garden City, New York from 1981 to June 1985. Mr. Levine is presently the senior partner in the law firm of Carl
S. Levine & Associates, Roslyn, New York. He specializes primarily in the practice of energy, environmental and tax law. Prior to entering private practice, Mr. Levine was employed as counsel for New York Regional Office of the United States Department of Energy.

         NORMAN R. DOBIESZ has served as a Director of the Company since October 25, 1991. Effective January 1, 1995 Mr. Dobiesz entered into a five
(5) year employment agreement with the Company. On November 28, 1994, Mr. Dobiesz was appointed Vice President Mergers and Acquisitions. He currently is President and a principal stockholder of H&N Management Co., Inc. which entered into a management consulting agreement with the Company in March 1989 and an acquisition consulting agreement in October 1990, which agreements were terminated in December 1994. Mr. Dobiesz has developed substantial financial and general management experience as a principal stockholder and executive of a group of privately held companies controlled by Mr. Dobiesz including W&D Consultants, Inc. which acquired 1,400,000 shares of the common stock of the Company on May 11, 1995. See CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS. Mr. Dobiesz is a principal stockholder of the Company. Mr. Dobiesz has passive investments in both real estate as well as other operating companies. During a portion of 1994, Mr. Dobiesz provided services to the Company as an employee.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

                 The following table sets forth information with respect to the beneficial ownership of all of the Company's outstanding Common Stock by each person owning five percent (5%) or more of such shares, by each director, by each executive officer of the Company listed in the Summary Compensation Table below, and by all directors and officers as a group as of July 11, 1995.
Unless otherwise indicated, it is assumed that all shares are directly owned and that the holders thereof have sole voting and investment power with respect thereto.

NAME OF BENEFICIAL                                    AMOUNT AND NATURE OF              PERCENTAGE
OWNER AND ADDRESS                                     BENEFICIAL OWNERSHIP             OF CLASS (1)
- -----------------                                     --------------------             ------------
Norman R. Dobiesz               (2) (3) (4)                1,507,967                       59.1%
739 Galeon Drive
Tierra Verde, Florida 33715

Carl S. Levine                  (2)                            2,240                       (5)
1800 Northern Blvd.
Roslyn, New York 11576

Ewen R. Cameron                 (2) (4)                        3,360                       (5)
4243 Escondito Circle
Sarasota, Florida 34238

Gregory L. Deringer             (4)                               10                       (5)
8504 Woodbriar Drive
Sarasota, Florida 34238

All Directors and Officers                                 1,513,803                       59.4%
as a Group (8 persons)

- -------------------------------------------

(1) Does not include 51,114 shares of common stock which may be issued in connection with the future exercise of warrants included in the 51,114 units ("Units"), which the Company issued in April, 1995 to certain former holders of the Company's 8.0% Convertible Promissory Notes due October 31, 1994, each Unit consisting of 2 shares of common stock and one warrant to purchase one share of common stock.

(2)      Director of the Company.

(3) Includes 28,000 shares owned by virtue of 50% ownership of H&N Management Co., Inc., 1,400,000 shares acquired on May 11, 1995 by W&D Consultants, Inc., a corporation of which Mr. Dobiesz is a 100% stockholder and 3,325 shares owned by virtue of 33% ownership of Whitfield Capital of Sarasota, Inc.

(4) Executive officer of the Company named in the Summary Compensation Table below.

(5) Beneficially owns less than 1% of the Company's outstanding common stock.

                          BOARD OF DIRECTORS MEETINGS

                 The Board of Directors has no standing committees. The Board of Directors exercises supervision over nominating, auditing and compensation matters directly. In this respect, the Board of Directors reviews the annual financial statements and the scope of the annual audit with the Company's independent accountants, is available to discuss with the auditors any other audit-related matters arising during the year and reviews the Company's internal audit function.

         From January 1 to December 31, 1994, the Board of Directors did not hold any formal meetings; rather every member of the Board of Directors took action by unanimous written consent eight (8) times during that period.

                             EXECUTIVE COMPENSATION

                 The following Summary Compensation Table sets forth certain information relating to the compensation received and to be received by certain persons who are presently, or were executive officers of the Company during the fiscal year ended December 31, 1994. As indicated below, no executive officers of the Company other than Ewen R. Cameron, Gregory L. Deringer, and Norman R. Dobiesz, received total salary and bonus in excess of $100,000 during the fiscal year ended December 31, 1994.

                           SUMMARY COMPENSATION TABLE

                                                         Other                                              All
                                                         Annual      Restricted                            Other
Name and                                                 Compen-       Stock        Optional     LTIP      Compen-
Principal Position        Year     Salary      Bonus     sation        Awards         SARs      Payouts    sation
- ------------------        ----     ------      -----     -------     ----------     --------    -------    -------
Ewen R. Cameron           1994    $178,340    $37,530     (1)           -            -            -         -
President and Chief       1993     168,940       -                      -            -            -         -
Executive Officer         1992      -            -                      -            -            -

Gregory L. Deringer       1994    $143,000       -        (1)           -            -            -         -
Senior Vice President     1993      80,000       -                      -            -            -         -
Sales and  Marketing      1992      -            -                      -            -            -         -

Norman R. Dobiesz (2)     1994    $160,299       -        (1)           -            -            -         -
Vice President            1993      -            -                      -            -            -         -
Mergers and               1992      -            -                      -            -            -         -
Acquisitions

- ------------------------------------

(1) Certain personal benefits that aggregate less than the lesser of $50,000 or ten percent (10%) of the total cash compensation of any of the executive officers or which cannot be readily ascertained are not included.

(2) Mr. Dobiesz was appointed Vice President Mergers and Acquisitions of the Company November 28, 1994. During a portion of 1994 Mr. Dobiesz provided services to the Company as an employee.

EMPLOYMENT AGREEMENTS

                 The Company entered into five (5) year employment agreements with Ewen R. Cameron, President and Chief Executive Officer, and Norman R. Dobiesz, Vice President Mergers and Acquisitions, commencing January 1, 1995. Mr. Cameron's agreement was an amendment and restatement of a prior agreement which he entered into with the Company in July 1993. Each employment agreement provides for a base annual salary of $225,000 subject to annual increases of $25,000 per year. Either of the Company or the employee may terminate the employment agreements upon the occurrence of certain events. Mr. Cameron's employment agreement contains a covenant restricting him from competing for a period of two years after termination. If the Company terminates the employment of Mr. Cameron or Mr. Dobiesz, the terminated employee will be entitled to severance equal to one year's base salary.

DIRECTOR COMPENSATION

         The Company does not compensate members of its Board of Directors for attending Board Meetings or participating on committees of the Board of Directors, should the Board create any committees.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

                 During 1993, the Company entered into a Divestiture Management Agreement with H&N Management Co., Inc., ("H&N"), a company jointly owned by Norman R. Dobiesz, a principal stockholder, director and officer of the Company, and a former director of the Company, to assist in the divestiture of its common stock investment in ComCentral Corp., a former subsidiary of the Company. H&N was paid a fee of $300,000 as specified in the agreement and it was charged to expense in 1993.

                 In November 1993, Ewen R. Cameron, the Company's President and Chief Executive Officer, loaned the Company an aggregate of $113,228 pursuant to two promissory notes. Each note is payable upon demand with interest accruing at 8% per annum. The entire principal balance and all accrued interest on the two (2) notes is outstanding at the date of this Proxy Statement.

                 In July 1994, the Company sublet office space consisting of approximately 8,500 square feet located at 13830 58th Street North, Suite 404, Clearwater, Florida 34620, under a month to month sublease to Florida Software Systems, Inc., a company owned by Norman R. Dobiesz, a director and principal stockholder of the Company.

                 In October 1994, the Company refinanced its line of credit with a $3,500,000 line of credit with The CIT Group. As part of the financing, $350,000 principal amount of the Company's convertible promissory notes due February 1, 1994 were cancelled by payment of $132,698.91 and issuance of 77,780 restricted shares of the Company's common stock subject to the Company's right to reacquire the shares under certain conditions. In addition, these note holders were issued 65,500 additional restricted shares under the terms of a Conversion Agreement dated October 25, 1994. The note holders returned 8,000 shares formerly securing these notes which have been returned to the Company's Transfer Agent for cancellation. W&D Consultants, Inc. ("W&D"), a financial consulting company owned and controlled by Norman R. Dobiesz, a director and principal stockholder of the Company, advanced $140,000 which was utilized for the partial payment to the note holders and closing costs. Mr. Dobiesz also agreed to personally guarantee a portion of The CIT Group line of credit.

                 Effective January 1, 1995, the Company entered into five (5) year employment agreements with Ewen R. Cameron, President and Chief Executive Officer, and Norman R. Dobiesz, Vice President Mergers and Acquisitions. See EXECUTIVE COMPENSATION - Employment Agreements.

                 The Company entered into management consulting and acquisition consulting agreements with H&N in March 1989 and October 1990, respectively. The initial term of the management agreement was for ten years, and the initial term of the acquisition consulting agreement was for five years, each subject to certain renewal options. During 1994, H&N waived all fees but not expenses required to be paid by the Company to H&N under the management consulting agreement for the quarters ended March 31, June 30, September 30, and December 31, 1994. Effective December 31, 1994, the Company with the assistance of W&D, negotiated and entered into an agreement with H&N, terminating the management and acquisition consulting agreements. As a result, the Company incurred a charge to operations for a loss on termination of these agreements of approximately $804,000. In addition, the Company and Mr. Dobiesz rescinded the issuance of and cancelled 10,000 shares of common stock as part of the termination and effectively terminated warrants dated August 14, 1989 to purchase 9,600 shares of common stock originally issued to BC Financial Corporation.

                 On May 11, 1995, W&D acquired 1,400,000 restricted shares of common stock from the Company upon exercise by W&D of a conditional right to convert the $140,000 advance made by W&D in order for the Company to close its $3,500,000 line of credit with The CIT Group in October, 1994. The shares were issued to W&D after performance by W&D of certain conditions including: (a) cancellation of the $140,000 advance; (b) payment of $14,000 to the Company;
(c) delivery of a termination by H&N of the management consulting and acquisition consulting agreements between the Company and H&N; (d) delivery by W&D of a guarantee of H&N's obligations under the H&N termination; and (e) other conditions necessary for conversion.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

                 In December, 1994, and February, 1995, the Company changed principal accountants to audit its financial statements.

JAMES MOORE & CO., P.L.

                 The client-auditor relationship between the Company and its former accountant, James Moore & Co., P.L., ceased as of December 28, 1994. James Moore & Co.'s reports on financial statements for the Company's two most recent fiscal years ending December 31, 1992 and 1993, contained no adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles. The decision to change accountants was approved by the Company's Board of Directors.

                 During the time James Moore & Co. was the Company's principal accountant there were no disagreements with any opinion of James Moore & Co.
on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of James Moore & Co., would have caused it to make a reference to the subject matter of the disagreement(s) in its report on the Company's financial statements.

                 The Company authorized James Moore & Co. to respond fully to the inquiries of the successor accountants, KPMG Peat Marwick LLP, concerning these matters, which the Company engaged as principal accountants and auditors of its financial statements as of January

3, 1995. Prior to engaging KPMG Peat Marwick, the Company had not consulted KPMG Peat Marwick regarding the application of accounting principles to a specific transaction or the type of audit opinion that might be rendered on the Company's financial statements. The Company requested, prior to filing a Report on Form 8-K, that KPMG Peat Marwick review the disclosure contained therein and provided KPMG Peat Marwick with the opportunity to attach as an exhibit to the Report on Form 8-K a letter addressed to the Securities and Exchange Commission ("Commission") containing any new information, clarification or the particulars in which it did not agree with the statements made therein.

                 The Company provided James Moore & Co. with a copy of the Company's Form 8-K disclosure and such firm provided the Company with a letter addressed to the Commission stating that it agreed with the Company in response to Item 304(a) of Regulation S-B. The Company filed the letter of James Moore & Co. as an Exhibit to that Report on Form 8-K.

KPMG PEAT MARWICK LLP

                 On February 24, 1995, the Company received notice that KPMG Peat Marwick LLP had resigned. KPMG Peat Marwick did not report on the Company's financial statements for the Company's two fiscal years ending December 31, 1992 and 1993.

                 During the interim period from January 3, 1995 to the date the Company received notice of KPMG Peat Marwick's resignation, there were no disagreements with any opinion of KPMG Peat Marwick on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of KPMG Peat Marwick, would have caused it to make a reference to the subject matter of the disagreement(s) in its report on the Company's financial statements.

                 The Company subsequently engaged Millward and Company which maintains its principal office in Fort Lauderdale, Florida, as principal accountants and auditors of its financial statements as of February 28, 1995 to avail itself of the accessibility of a Florida based accounting firm with audit, tax and international accounting experience. Prior to engaging Millward and Company, the Company had not consulted Millward and Company regarding the application of accounting principles to a specific transaction or the type of audit opinion that might be rendered on the Company's financial statements.
The Company requested, prior to filing a Report on Form 8-K, that Millward and Company review the disclosure contained therein and provided Millward and Company with the opportunity to attach as an exhibit to the Report on Form 8-K a letter addressed to the Commission containing any new information, clarification or the particulars in which it did not agree with the statements made therein.

                 The Company provided KPMG Peat Marwick with a copy of the Company's Form 8-K disclosure and such firm provided the Company with a letter addressed to the Commission stating that it agreed with the statements made in response to Item 304(a) of Regulation S-B.

SELECTION OF MILLWARD & COMPANY

                 The Board of Directors has selected Millward and Company to act as auditors of the Company for the current fiscal year. The Board of Directors believes that it is desirable to engage their services for the current fiscal year because Millward and Company competently acted as the Company's auditors for the last fiscal year. Representatives of Millward and Company are expected to attend the Annual Meeting and will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions.

                 In the event the stockholders fail to ratify the selection of Millward and Company, the Board of Directors will consider it a direction to select other auditors for the subsequent year. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a new independent accounting firm at any time during the year, if the Board feels that such a change would be in the best interests of the Company and its stockholders.

                 Ratification of the selection of Millward and Company as the Company's auditors for the coming fiscal year requires the affirmative vote of a majority of the total votes cast by the holders of record of the shares present and entitled to vote at the Annual Meeting, a quorum being present.

              RATIFICATION OF THE 1995 INCENTIVE STOCK OPTION PLAN

                 There will be presented to the meeting a proposal to ratify the 1995 Incentive Stock Option Plan (the "Plan"). The Board of Directors believes that stock options available under the Plan will enhance the Company's ability to retain the services of outstanding personnel and encourage such employees to have a greater financial investment in the Company.

                 The proposed Plan is set forth in Exhibit A. Primary aspects of the proposed Plan are summarized below, provided however that such summary is qualified in its entirety by reference to the detailed terms and conditions of the Plan.

                 The Plan authorizes the Board of Directors to grant incentive stock options under the Internal Revenue Code of 1986, as amended, to key employees of the Company or its subsidiaries. At the date of this Proxy Statement there are approximately 15 employees eligible to participate in the Plan.

                 The Plan will be administered by the Board of Directors which will have full power and authority to designate Participants, to determine the terms and provisions of respective option agreements (which need not be identical) and to interpret the provisions of the Plan. Any decision reduced to writing and signed by a majority of the Board members shall be fully effective as if it had been made by a majority at a meeting duly held. No member of the Board shall be liable for any action or determination made in good faith in connection with administration of the Plan.

                 The aggregate number of shares of the Company's Common Stock that may be issued or transferred to grantees under the Plan shall not exceed 250,000 shares. If there is a stock split, stock dividend or other relevant change affecting the Company's shares, appropriate adjustments will be made in the number of shares that may be issued or transferred in the future and in the number of shares and price in all outstanding grants made before such event. If shares under a grant are not issued or transferred, those shares would again be available for inclusion in future grants. On June 23, 1995 the closing bid price of the Company's Common Stock on the National Association of Securities Dealers, Inc. Automated Quotation System was $2-1/16.

                 The stock options the Plan authorizes the Board to grant are intended to qualify as incentive stock options under the Internal Revenue Code of 1986, as amended. The term of an option shall be fixed by the Board. The option price shall not be less than the fair market value of the Company's Common Stock on the date of grant, unless the grantee is the holder of more than 10% of the voting power of all classes of stock of the Company, in which case the option price shall not be less than 110% of the fair market value of the stock on the date of grant and the option shall state it is not exercisable after the expiration of five years from the date the option is granted.

FEDERAL INCOME TAX CONSEQUENCES

                 The grant of an incentive stock option would not result in income for the grantee or in a deduction for the Company.

                 The exercise of an incentive stock option would not result in income for the grantee so long as the grantee does not dispose of the shares within two years after the date of grant or one year after the transfer of shares upon exercise, provided that: (i) if the grantee's employment is terminated for any reason other than death, disability or normal retirement, the option granted to him shall lapse to the extent unexercised on the earlier of the expiration date of the option or the date of termination; (ii) if the grantee dies during the term of his employment, the option granted to him shall lapse to the extent unexercised on the earlier of the expiration date or the date one year following the date of the grantee's death; (iii) if the grantee is permanently and totally disabled within the meaning of Section 22(c)(3) of the Internal Revenue Code of 1986, as amended, the option granted to him shall lapse to the extent unexercised on the earlier of the expiration date of the option or one year following the date of such disability; and (iv) if the grantee retires from employment in the normal course, the option granted to him shall lapse to the extent unexercised on the earlier of the expiration date of the option or three months following the date of retirement. If these requirements are met, the basis of the shares upon later disposition would be the option price. Any gain upon disposition qualifying with these requirements will be taxed to the employee as long-term capital gain and the Company would not be entitled to a deduction. The excess of the market value on the exercise date over the option price is an item of tax preference to the employee, potentially subject to the alternative minimum tax.

                 If the grantee makes a disposition of the shares which does not qualify with either of these holding requirements, the grantee would recognize ordinary income and the Company would be entitled to a deduction equal to the lesser of the fair market value of the shares on the exercise date minus the option price or the amount realized on disposition minus the option price. Any gain in excess of the ordinary income portion would be taxable as long-term or short-term capital gain.

OTHER INFORMATION

                 Upon ratification by the Company's stockholders, the Plan will be effective as of May 16, 1995 and will terminate ten (10) years after the date of ratification by the stockholders, unless terminated earlier by the Board of Directors or extended by the Board with approval of the stockholders. The Board may amend the Plan as it deems advisable but, if the Securities Exchange Act of 1934 or the Internal Revenue Code of 1986, as amended, requires the Company to obtain stockholder approval, then such approval will be sought. Employees who will participate in the Plan in the future and the amounts of their allotments are to be determined by the Board of Directors subject to any restrictions outlined above. The names, positions with the Company and respective number of option shares allotted to individuals participating under the Plan are set forth in the New Plan Benefits Table below:

                            NEW PLAN BENEFITS TABLE

                        1995 INCENTIVE STOCK OPTION PLAN
               ------------------------------------------------

NAME AND POSITION                                DOLLAR VALUE ($)               NUMBER OF UNITS
- -----------------                                ----------------               ---------------
Ewen R. Cameron                                        (1)                           30,000
Director, President and
Chief Executive Officer

Norman R. Dobiesz                                      (1)                           30,000
Director and Vice President
Mergers and Acquisitions

Gregory L. Deringer                                    (1)                           20,000
Senior Vice President
Sales and Marketing

Executive Group (7 persons)                            (1)                          160,000


Non-Executive                                          (1)                                0
     Director Group (1 person)

Non-Executive Officer                                  (1)                           50,000
     Employee Group (6 persons)
- -------------------------

(1) The value of the options granted to Plan Participants is dependent upon the increase, if any, in the market price of the Company's $.001 par value Common Stock.

         The Board of Directors recommends a vote "FOR" this proposal.

               PROPOSALS OF STOCKHOLDERS FOR 1996 ANNUAL MEETING

                 If any stockholder wishes to propose an item of business for consideration at next year's Annual Meeting of Stockholders, the proposal must be in writing and received by the Secretary of the Company no later than March 13, 1996.

                                 OTHER BUSINESS

                 The Board of Directors knows of no other matters to be voted upon at the Annual Meeting. If any other matters properly come before the Annual Meeting or any adjournment thereof, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their own judgment.

                             ADDITIONAL INFORMATION

                 Copies of the 1994 Annual Report of the Company have been mailed to stockholders. Additional copies of the Annual Report, as well as this Proxy Statement, Proxy Card(s), and Notice of Annual Meeting of Stockholders, may be obtained upon written request from Paul D. Shrader, Vice President Finance, Secretary and Treasurer, Teltronics, Inc., 2150 Whitfield Industrial Way, Sarasota, Florida 34243.

                 A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-KSB, EXCLUSIVE OF EXHIBITS, WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS, BENEFICIALLY OR OF RECORD ON JULY 11, 1995, UPON WRITTEN REQUEST TO THE SECRETARY AT THE ADDRESS NOTED ABOVE.


                                        BY ORDER OF THE BOARD OF DIRECTORS,

                                        /s/ Paul D. Shrader
                                        --------------------------
                                        Paul D. Shrader, Secretary

                                   EXHIBIT A

                                TELTRONICS, INC.

                       1995 INCENTIVE STOCK OPTION PLAN

         I.      PURPOSE

                 The purposes of this Plan are to encourage stock ownership by key employees and directors of Teltronics, Inc. (the "Company") and its Subsidiaries, to provide an incentive for such employees and directors to expand and improve the profits and prosperity of the Company and its Subsidiaries, and to assist the Company and its Subsidiaries in attracting and retaining key personnel through the grant of Options to purchase shares of the Company's common stock.

                 The Company intends that stock options granted under this Plan (the "Options") will qualify as Incentive Stock Options under Section 422A of the Internal Revenue Code of 1954, as amended (the "Code").

         II. DEFINITIONS

             Unless otherwise required by the context:

         A.  "Board" shall mean the Board of Directors of the Company.

         B.  "Company" shall mean Teltronics, Inc., a Delaware corporation.

         C.  "Code" shall mean the Internal Revenue Code of 1954, as amended.

         D. "Option" shall mean a right to purchase Stock, granted pursuant to the Plan.

         E. "Option Price" shall mean the purchase price for Stock under an Option, as determined in Section VI below.

         F. "Participant" shall mean an employee or director if an employee of the Company, or of any Subsidiary of the Company, to whom an Option is granted under the Plan.

         G. "Plan" shall mean this Teltronics, Inc. 1995 Incentive Stock Option Plan.

         H.  "Stock" shall mean the common stock of the Company.

         I. "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty (50) percent or more of the total combined voting power of all classes of Stock in one of the other corporations in such chain.

         III.    STOCK TO BE OPTIONED

                 Subject to the provisions of Section X of the Plan, the maximum number of shares of Stock that may be optioned or sold under the Plan is 250,000 shares. These shares may consist either in whole or in part of shares of the Company's authorized but unissued common shares or shares of the Company's authorized and issued common shares reacquired by the Company and held by its treasury, and such amount of shares shall be and is hereby reserved for sale for such purpose. If an Option granted under the Plan for any reason ceases to be exercisable in whole or in part, the shares which were subject to any such Option but as to which the Option ceases to be exercisable shall be available for further Options to be granted under the Plan. Should any Option granted under the Plan expire or be terminated or relinquished unexercised for any reason, the shares which were subject to such Option shall again be available for issuance under the Plan.

                 The Company, during the term of this Plan, will at all times reserve and keep available, and will seek or obtain from any regulatory body having jurisdiction any requisite authority necessary to issue and to sell, the number of shares of Stock that shall be sufficient to satisfy the requirements of this Plan. The inability of the Company to obtain from any regulatory body having jurisdiction the authority deemed necessary by counsel for the Company for the lawful issuance and sale of its Stock hereunder shall relieve the Company of any liability in respect of the failure to issue or sell Stock as to which the requisite authority has not been obtained.

         IV.     ADMINISTRATION

                 The Plan shall be administered by the Board of Directors of the Company. The Board shall have full power and authority to designate Participants, to determine the terms and provisions of respective option agreements (which need not be identical) and to interpret the provisions and supervise the administration of the Plan. All decisions and selections made by the Board pursuant to the provisions of the Plan shall be made by a majority of its members. Any decision reduced to writing and signed by a majority of the members shall be fully effective as if it had been made by a majority at a meeting duly held. The Board shall have the authority to grant in its discretion to the holder of an outstanding Option in exchange for the surrender and cancellation of such Option, a new Option having a purchase price lower than provided in the Option so surrendered and canceled and containing such other terms and conditions as the Board may prescribe in accordance with the provisions of the Plan.

                 The interpretation and construction of any provision of the Plan and the establishment and amendment of rules and regulations for its administration by the Board shall be final. No member of the Board shall be liable for any action or determination made by him in good faith and the Company shall indemnify such member who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, by reason of the fact that he is or was a member of such Board, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such member in connection with such action, suit or proceeding, if he acted in good faith.

         V.      ELIGIBILITY

                 The persons eligible for participation in the Plan as recipients of Options shall include only key employees and directors who are employees of the Company or of any Subsidiary of the Company. A person who has been granted an Option hereunder may be granted an additional Option or Options, if the Board shall so determine.

                 Options may be awarded at any time and from time to new Participants, or to then Participants, or to a greater or lesser number of Participants, and may include or exclude previous Participants, as the Board shall determine.

         VI.     OPTION PRICE

                 The purchase price for Stock under each Option shall be determined as described in Section IV of the Plan, by the Board, but in no event less than the 100 percent of the fair market value of the Stock, if any, on the date the Option is granted except that in the case of an option granted to an employee or director owning more than 10% of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary of the Company (a "10%

Stockholder"), the purchase price shall not be less than 110% of the fair market value of the Stock, if any, on the date the Option is granted.

                 The purchase price of the shares as to which an Option is exercised shall be paid in the manner determined by the Board. The holders of Options shall not be or have any of the rights or privileges of a shareholder of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares shall have been issued by the Company to such holders.

                 The Board, in its discretion, may determine that payment upon the exercise of an Option may be made with shares of the Company owned by the Optionee having a fair market value on the exercise date equivalent to the amount which would otherwise be payable, or any combination of cash, notes and/or and such shares equivalent to such amount.

         VII.    OPTION PERIOD

                 Each Option shall expire at such time as the Board may determine when such Option is granted, and no Option shall have a term which shall extend more than ten years from the date such Option is granted. Each Option shall be subject to earlier termination as provided elsewhere in this Plan. The Options granted under this Plan shall terminate and be of no force and effect with respect to any shares not previously taken up by Participant upon the expiration of ten (10) years from the date of granting of each Option. In the case of an Option granted to a 10% Stockholder, such Option, by its terms, shall be exercisable only within five (5) years from the date of grant.

                 If the Company is reorganized, or merged or consolidated with another corporation while unexercised Options remain outstanding under the Plan, there shall be substituted for the shares subject to the unexercised portions of such outstanding Options a proportionately adjusted number of shares of each class of stock or other securities of the reorganized or merged or consolidated corporation which were distributed to the shareholders of the Company in respect of such shares on the same proportionate basis as such distribution and subject to a proportionate adjustment of the Option Price; provided, however, that all such Options may be canceled by the

Company as of the effective date of any such reorganization, merger, or consolidation or of any dissolution or liquidation of the Company by giving notice to each holder thereof or his personal representative of its intention to do so and by permitting the purchase during the thirty (30) day period next preceding such effective date of all of the shares subject to such outstanding Options.

         VIII.   EXERCISE OF OPTIONS

                 The Board, in granting Options hereunder, shall have discretion to determine the terms upon which such Options shall be exercisable, subject to the applicable provisions of the Plan. No Option shall become exercisable except following expiration of a minimum of twelve (12) months of continued employment with the Company or any Subsidiary or service on the Board immediately following the date upon which the Option is granted.

                 Options may be exercised solely by the Participant or his or her legal representative during his or her employment with the Company or any Subsidiary or after his or her death by the person or persons entitled thereto under his or her will or the laws of descent and distribution.

                 In the event of termination of employment for any reason other than death, permanent disability as determined by the Board, or retirement with the consent of the Company, Options may not be exercised by the Participant or his or her legal representative and shall lapse effective upon the earlier to occur of (i) notice of employment termination or (ii) last day of employment with the Company or any Subsidiary.

                 In the event of termination of employment with the Company or any Subsidiary due to death or permanent disability as determined by the Board, Options may be exercised by the Participant to the extent exercisable on the date when the Participant's employment terminated, at any time prior to the expiration date of the Option or within twelve (12) months of the date of termination of employment, whichever is earlier.

                 In the event of termination of employment with the Company or any Subsidiary due to retirement with the consent of the Company, Options may be exercised by the Participant to the extent exercisable on the date when the Participant's employment terminated, at any time prior to the expiration date of the Option or within three (3) months of the date of termination of employment, whichever is earlier.

                 Unless the Options and shares covered by the Plan have been registered under the Securities Act of 1933, as amended, or the Company has determined that such registration is unnecessary, each Participant exercising an Option under the Plan will be required by the Company to give a representation in writing that he or she is acquiring such shares for his or her own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof and that the shares can only be transferred in accordance with Rule 144 under the Securities Act of 1933.

                 The Option may contain such other terms, provisions and conditions not inconsistent with the Plan as shall be determined by the Board.

         IX.     NONASSIGNABILITY

                 Options shall not be transferable other than by will or by the laws of descent and distribution, and during a Participant's lifetime shall be exercisable only by such Participant or his or her legal representative.

         X.      EFFECT OF CHANGE IN STOCK SUBJECT TO THE PLAN

                 If the outstanding shares of Stock shall at any time be changed or exchanged by declaration of a stock dividend, split-up, combination of shares, or recapitalization, the number and kind of shares subject to this Plan or subject to any Options theretofore granted, and the Option Prices, shall be appropriately and equitably adjusted so as to maintain the proportionate number of shares subject to this Plan or any Options theretofore granted and the Option Prices in relation to the change in stock; provided, however, that no adjustment shall be made by reason of the distribution of subscription rights on outstanding stock.

         XI.     AMENDMENTS OR TERMINATION

                 The Board may amend, alter, or discontinue the Plan, except that no amendment or alteration shall be made which would impair the rights of any Participant under any Option theretofore granted, without his or her consent; and, except further, that each Option granted under this Plan shall be subject to the requirement that, if at any time the Board shall determine, in its discretion, that the listing, registration, or qualification of the Stock issuable or transferable upon exercise thereof upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issue, transfer, or purchase of shares thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Board; and except further that no amendment or alteration shall be made which, without the approval of the shareholders, would:

                 (a) Increase the total number of shares reserved for the purposes of the Plan, except as is provided in Section X, or decrease the Option Price provided for in Section VI, or change the class of persons eligible to participate in the Plan as provided in Section V;

                 (b) Extend the Option period provided for in Section VII; or

                 (c) Materially increase the benefits under the Plan.

         XII.    EFFECTIVE DATE OF PLAN

                 The Plan shall be effective May 16, 1995 provided the Plan is ratified by the shareholders of the Company prior to May 15, 1996. Unless the Plan is discontinued earlier pursuant to Sections VII or XI, the Plan shall expire at the close of business ten (10) years from the date of the aforesaid approval of the Plan. No grants shall be made under this Plan after it expires. However, Options granted under the Plan at any time on or prior to its expiration shall remain in effect until they have been fully exercised, are surrendered, or by their terms expire.

                                           Teltronics, Inc.

                                           By:  /s/ Ewen R. Cameron
                                              ----------------------------
                                                     President

                                                                      APPENDIX A

                                   PROXY CARD

                                TELTRONICS, INC.
                         2150 Whitfield Industrial Way
                            Sarasota, Florida 34243


         Proxy Solicited by the BOARD OF DIRECTORS for the Annual Meeting of Stockholders August 8, 1995

         Ewen R. Cameron, Norman R. Dobiesz and Paul D. Shrader, or any of them individually and each of them with power of substitution, are hereby appointed Proxies of the undersigned to vote all common stock of Teltronics, Inc. owned on the record date by the undersigned at the Annual Meeting of Stockholders to be held in the principal executive offices of the Company at 2150 Whitfield Industrial Way, Sarasota, Florida 34243, at 10 a.m. on Tuesday, August 8,
1995, or any adjournment thereof, upon such business as may properly come before the meeting, including the items below as set forth in the Notice of Annual Meeting and the Proxy Statement dated July 12, 1995.

         Election of Directors, Nominees: E.R. Cameron, N.R. Dobiesz and C.S. Levine.

         (Shares cannot be voted unless this Proxy Card is signed and returned, or other specific arrangements are made to have the shares represented at the Annual Meeting.)

         Teltronics' Directors recommend a vote FOR proposals 1 through 3. SHARES WILL BE SO VOTED UNLESS OTHERWISE INDICATED.

         Teltronics' Directors recommend a vote FOR proposals 1 through 3.

1.       Election of directors (see above)
2.       Ratification of appointment of auditors (page 6)
3.       Ratification of 1995 Incentive Stock Option Plan (page 8)

                        (Please Complete Reverse Side)

                                     BALLOT

                                Teltronics, Inc.
                          Meeting Date: August 8, 1995

1.       For All (except as noted below)  [ ]

         Withhold All [ ]

Instruction: To withhold authority to vote for any individual nominee, write that nominee's name below.


_______________________________________________


Instructions:  Please indicate your voting directions in the ballot area below

         For            Against          Abstain
2.       [ ]              [ ]              [ ]
3.       [ ]              [ ]              [ ]



_______________________________________________
Signature/Date


_______________________________________________
Signature/Date

         Please sign exactly as name appears hereto. When shares are held as joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full titles as such. If a corporation or partnership, please sign in full corporate or partership name by an authorized officer or person.